EXHIBIT 24

                           POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Janet M. Williams and/or B. Anthony Williams as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Schedules 13G or Schedules 13D with respect to the securities of InterCounty Bancshares, Inc., beneficially owned by the undersigned, and any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as she might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitutes may lawfully do and seek to be done by virtue hereof.

     This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the 2nd day of February, 1998.

                                   Signature:  /s/ Dana Love Williams

                                   Print Name:  Dana Love Williams

                                   Capacity:____________________________